SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-A/A Amendment No. 1
For registration of certain classes of securities pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934
BOISE CASCADE CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State of incorporation or organization)	82-0100960 (I.R.S. Employer Identification No.)
1111 West Jefferson Street P.O. Box 50 Boise, Idaho (Address of principal executive offices)	83728-0001 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [     ]

Securities Act registration statement file numbers to which this form relates: 333-74981, 333-74981-01, and 333-74450 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered 7.50% Adjustable Conversion-rate Equity Security Units	Name of each exchange on which each class is to be registered New York Stock Exchange, Inc.
Securities to be registered pursuant to Section 12(g) of the Act:
None Title of class

Item 1.	Description of Registrant's Securities to be Registered

The class of securities to be registered hereby are the 7.50% Adjustable Conversion-rate Equity Security Units of Boise Cascade Corporation, a Delaware corporation (the "Company").

For a description of the 7.50% Adjustable Conversion-rate Equity Security Units, reference is made to the Registration Statement on Form S-3 of the Company and Boise Cascade Trust I (Registration Statement Nos. 333-74981 and 333-74981-01) filed with the Securities and Exchange Commission on March 24, 1999 (the "Registration Statement"), and the Prospectus Supplement, dated November 29, 2001, which specifically describes the 7.50% Adjustable Conversion-rate Equity Security Units, which was filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and supplements the Prospectus that is included in and forms a part of the Registration Statement, which description is incorporated herein by reference. For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Units shall be deemed to be incorporated by reference herein.
Item 2.	Exhibits

The following exhibits are filed herewith or incorporated by reference as indicated.
Exhibit No.	Description
1

Indenture dated as of October 1, 1985, between the Company and U.S. Bank Trust National Association (as sucessor to Morgan Guaranty Trust Company of New York) (filed as Exhibit 4 to the Company's Registration Statement on Form S-3, Registration No. 33-5673, filed May 13, 1986 and incorporated herein by reference)

2

First Supplemental Indenture dated December 20, 1989 (filed under Exhibit 4.2 in Boise Cascade's Pre-Effective Amendment No. 1 to Form S-3, Registration No. 33-32584, filed December 20, 1989, and incorporated herein by reference)

3	Second Supplemental Indenture dated August 1, 1990 (filed under Exhibit 4.1 in Boise Cascade's Form 8-K filed August 10, 1990 (File No. 1-5057), and incorporated herein by reference)
4

Third Supplemental Indenture, dated as of December 5, 2001, between the Company and BNY Western Trust Company, as trustee, to the Indenture dated as of October 1, 1985 between the Company and U.S. Bank Trust National Association (filed as Exhibit 99.2 to the Current Report of the Company on Form 8-K filed on December 10, 2001, and incorporated herein by reference)

5	Form of Debentures (included in Exhibit 4)
6	Certificate of Trust of Boise Cascade Trust I (filed as Exhibit No. 4.13 to the Registration Statement and incorporated herein by reference)
7	Declaration of Trust of Boise Cascade Trust I (filed as Exhibit No. 4.16 to the Registration Statement and incorporated herein by reference)
8

Amended and Restated Declaration of Trust of Boise Cascade Trust I dated December 5, 2001, among the Company, as depositor, BNY Western Trust Company, as property trustee, and The Bank of New York (Delaware), as Delaware trustee (filed as Exhibit 99.7 to the Current Report of the Company on Form 8-K dated December 10, 2001, and incorporated herein by reference)

9	Trust Preferred Security of Boise Cascade Trust I (included in Exhibit 8)
10

Guarantee Agreement dated December 5, 2001, between the Company, as guarantor, and BNY Western Trust Company, as guarantee trustee, with respect to the trust preferred securities (filed as Exhibit 99.9 to the Current Report of the Company on Form 8-K dated December 10, 2001, and incorporated herein by reference)

11

Purchase Contract Agreement dated December 5, 2001, between the Company and BNY Western Trust Company, as purchase contract agent (filed as Exhibit 99.4 to the Current Report of the Company on Form 8-K dated December 10, 2001, and incorporated herein by reference)

12	Form of Normal Unit (included in Exhibit 11)
13	Form of Stripped Unit (included in Exhibit 11)
14

Pledge Agreement dated December 5, 2001, between the Company, JPMorgan Chase Bank, as collateral agent, custodial agent and securities intermediary, and BNY Western Trust Company, as purchase contract agent (filed as Exhibit 99.10 to the Current Report of the Company on Form 8-K dated December 10, 2001, and incorporated herein by reference)

15

Restated Certificate of Incorporation, as restated to date (filed under Exhibit 3 in Boise Cascade's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and incorporated herein by reference)

16	Bylaws, as amended, December 11, 1998 (filed under Exhibit 3.2 in Boise Cascade's Form 10-K for the year ended December 31, 1998 (File No. 1-5057), and incorporated herein by reference)
17

Renewed Rights Agreement, dated as of September 25, 1997 (filed as Exhibit 4.2 on the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:   December 12, 2001
BOISE CASCADE CORPORATION By /s/Karen E. Gowland Karen E. Gowland Vice President and Corporate Secretary